SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

  SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INC., d/b/a DAKOTACARE
  ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------

MAY 11, 1998



TO ALL CLASS A PREFERRED STOCKHOLDERS:

Enclosed is the Notice of Annual Meeting of Stockholders, Proxy Statement, Ballot and Proxy to: elect four directors of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company") for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001. Also enclosed is the Company's 1997 Annual Report to Shareholders, the Ballot and Proxy for voting, and the interim unaudited consolidated financial statements for the quarter ended March 31, 1998.

The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by May 31, 1998.

If you have any questions, please call Kirk Zimmer at DAKOTACARE at
(605)334-4000.

Sincerely,

/s/Robert D. Johnson

Robert D. Johnson
Chief Executive Officer


RDJ:sj
Enc.

SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, SD 57105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 4, 1998

TO THE CLASS A AND B PREFERRED STOCKHOLDERS OF SOUTH DAKOTA
STATE MEDICAL HOLDING COMPANY, INCORPORATED:

  Notice is hereby given that the Annual Meeting of Stockholders of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company"), will be held on Thursday, June 4, 1998, at the Rushmore Plaza Holiday Inn and Civic Center, Rapid City, South Dakota, at 9:15 a.m., Rapid City, South Dakota time, for the following purposes:

1. To elect four directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

  Only the stockholders of record of the Company's Class A Voting Preferred Stock and Class B Voting Preferred Stock at the close of business on April 20, 1998, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

  A form of Ballot and Proxy and Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany this notice.

  NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by May 31, 1998 (the "Deadline").

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU PLAN
TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                           BY ORDER OF THE BOARD OF DIRECTORS,

                           /s/Guy E. Tam, M.D.

                           Guy E. Tam, M.D.
                           Secretary
May 11, 1998

SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105


PROXY STATEMENTFOR
ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 1998


  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of South Dakota State Medical Holding Company, Incorporated (the "Company" or "DAKOTACARE") for use at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 4, 1998, at 9:15 a.m., Rapid City, South Dakota time, at the Rushmore Plaza Holiday Inn and Civic Center, Rapid City, South Dakota, and at any adjournment or postponement thereof.

  At the Annual Meeting, the Company's Class A and B stockholders will be asked to consider and vote upon the following proposals described in the enclosed Notice of Annual Meeting:

1. To elect four directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

  This Proxy Statement and the form of Ballot and Proxy enclosed are being mailed to stockholders commencing on or about May 11, 1998. NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by May 31, 1998 (the "Deadline").


VOTING AND PROXY INFORMATION

  Shares of the Company's Class A Preferred Stock and Class B Preferred Stock represented by ballots and proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is made by a stockholder, the proxy will be treated as present for purposes of a quorum, but not voted for the election of directors. If no direction is made by a stockholder, at the discretion of the proxy holders, the proxy will be voted for any other matters that properly come before the stockholders for vote at the Annual Meeting.

  A stockholder may revoke his or her Ballot and Proxy at any time before the Deadline by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or by filing with the Secretary of the Company another timely Ballot and Proxy bearing a later date.

  Votes are cast by ballot and proxy for the Annual Meeting and will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders voting by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted.

  Only the holders of the Company's Class A Preferred Stock and Class B Preferred Stock whose names appear of record on the Company's books at the close of business on April 20, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, a total of 1,115 shares of Class A Preferred Stock, 1,300 shares of Class B Preferred Stock, and 1,505,760 shares of Class C Common Stock were outstanding. The holders of a majority of the Class A Preferred Stock and Class B Preferred
Stock issued and outstanding and entitled to vote at the Annual Meeting, represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. The affirmative vote of the holders of a majority of the shares of Class A Preferred Stock and Class B Preferred Stock (voting as one class), represented at the Annual Meeting in person or by proxy, is necessary for the election of directors and the approval of all other matters proposed to the stockholders at the Annual Meeting. Each holder of the Company's Class A Preferred Stock and Class B Preferred Stock is entitled to one vote for each share held. There is a right to cumulate voting for the election of directors. In the exercise of cumulative voting rights, each holder of preferred shares is entitled to as many votes as shall equal the number of his preferred shares multiplied by the number of directors to be elected, and by giving written instructions to the Company they may cast all such votes for a single director or may distribute them among the directors to be voted for as he sees fit.
  Expenses in connection with the solicitation of proxies by the Board of Directors will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone or telecopier.

AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements, and other matters. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street Northwest, Washington, DC 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the public reference section of the SEC at 450 Fifth Street Northwest, Washington, DC 20549. In addition, the Commission maintains a web site (address http://www.sec.gov) on the Internet that contains reports, proxy statements, and other information for companies like the Company which file electronically.

ELECTION OF DIRECTORS

Nominees and Voting

  Pursuant to the Company's Bylaws, the Board of Directors consists of eight directors who are elected for three-year terms expiring at each successive Annual Meeting of Stockholders. Currently, no director may serve more than three consecutive terms. The terms of Dr. Robert L. Ferrell, Dr. Ben J. Henderson, and Dr. John E. Rittmann expire at the 1998 Annual Meeting of Stockholders; the terms of Dr. Guy E. Tam and Mr. Patrick Beckman expire at the 1999 Annual Meeting of Stockholders; and the terms of Dr. K. Gene Koob,
Dr. Frank Messner, and Dr. James Engelbrecht expire at the 2000 Annual Meeting of Stockholders. The Bylaws currently require that eight of the directors be holders of Class A Voting Preferred Stock of the Company and two of the directors be consumers. The Articles of Incorporation restrict ownership of Class A Voting Preferred Stock to medical or osteopathic physicians who have executed Participating Physician Agreements with the Company. To assure equal eligibility and opportunity throughout the state of South Dakota and avoid domination of the Board of Directors by any geographic area or areas, the number of physician directors from any one District Medical Society of the South Dakota State Medical Association cannot exceed two. The consumer directors may be from any geographic location which is served by South Dakota State Medical Holding Company and their residence does not affect the geographic restriction for physician directors. The consumer director is currently Mr. Patrick Beckman. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified.

  The Board of Directors has nominated the following four (4) individuals to serve as directors with terms expiring at the 2001 meeting of the shareholders:
Ben J. Henderson, D.O.; Thomas L. Krafka, M.D.; John E. Rittmann, M.D.; and Stephan D. Schroeder, M.D. By write-in nomination, Robert Rietz, M.D., has also been nominated as a director with a term expiring at the 2001 meeting of the shareholders. The Board of Directors has been informed that each of the five (5) nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine unless otherwise directed on the ballot and proxy.

Nominee Information

  The following table sets forth certain information as of April 30, 1998, concerning the five nominees for election as directors of the Company with terms expiring at the 2001 meeting of the shareholders:

Name                          Age         Position with Company

Individuals Nominated by Board of Directors:
Ben J. Henderson, D.O.        56          Director
Thomas L Krafka, M.D.         52          None
John E. Rittmann, M.D.        60          Director
Stephan D. Schroeder, M.D.    47          None

Individual Nominated by Write-In:
Robert R. Rietz, M.D.         52          None

  Dr. Henderson became a director of the Company in June 1995. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine in Mobridge, South Dakota, since 1972.

  Dr. Krafka is a member of the South Dakota State Medical Association and has been engaged in the practice of radiology in Rapid City, South Dakota, since 1976.

  Dr. Rittmann became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Watertown, South Dakota, since 1973.

  Dr. Schroeder is the President of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Miller, South Dakota, since 1980.

  Dr. Rietz is a member of the South Dakota State Medical Association and has been engaged in the practice of otology, laryngology, and rhinology in Brookings, South Dakota, since 1983.

Existing Board of Directors

  The following table sets forth certain information of the existing Board of Directors, excluding those nominated above, as of April 30, 1998.

Name                     Age            Position with Company

Frank D. Messner, M.D.   54             President and Director
Mr. Patrick Beckman      54             Vice President and Director
Guy E. Tam, M.D.         59             Secretary/Treasurer and
Director
James Engelbrecht, M.D.  50             Director
K. Gene Koob, M.D.       55             Director

  Dr. Messner became a director of the Company in June 1994. He is a member of the South Dakota State Medical Association and has been engaged as a radiologist in Yankton, South Dakota, since 1974.

  Mr. Beckman became a director of the Company in June 1991. Mr. Beckman has been engaged in the real estate business in Sioux Falls, South Dakota, since 1969. Mr. Beckman was a principal in Beckman-Zea Realty, Inc., from 1979 to 1992. Since then he is the sole owner of Beckman Realty and Development Corporation.

  Dr. Tam became a director of the Company in May 1990, and became Secretary in September 1990. Dr. Tam is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Sioux Falls, South Dakota, since 1968.

  Dr. Engelbrecht became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine and rheumatology in Rapid City, South Dakota, since 1980.

  Dr. Koob became a director of the Company in June 1994. He is a member of the South Dakota State Medical Association and has been engaged as a neurologist in Sioux Falls, South Dakota, since 1974.

Director Compensation

  Each Director receives $250 per Board meeting attended and is reimbursed for costs associated with the attendance of such meetings. The Company currently has no stock options or other equity-based compensation for its directors, officers, or other employees.

Committees and Meetings of the Board of Directors

  The Board of Directors of the Company has an Executive Committee consisting of Frank Messner, M.D., Mr. Pat Beckman, and Guy Tam, M.D.; an Audit Committee consisting of Guy Tam, M.D., Chairman, K. Gene Koob, M.D., and Frank
Messner, M.D.; a Nominating Committee; and a Credentialing Committee.

  The Board of Directors held four meetings during 1997. All incumbent directors attended at least 75% of the meetings of the Board and Committees of which they were members.

  The Executive Committee held no meetings during 1997, and the Audit Committee met once during 1997.

  The Nominating Committee consists of the President-Elect of the South Dakota State Medical Association, one Class A stockholder, and one Director (James Engelbrecht, M.D.). The Nominating Committee met once in 1998 to make the current year nominations.

  The Credentialing Committee consists of Robert Ferrell, M.D.; K. Gene Koob, M.D.; Guy Tam, M.D.; Ben Henderson, D.O.; and James Engelbrecht, M.D. The Credentialing Committee met three times in 1997.

Compensation Committee Report

  The Board of Directors currently performs the functions of a Compensation Committee. Robert D. Johnson participates in the deliberations of all officer's compensation except for his own.

General Compensation Philosophy

  During 1997, the Company adopted an executive compensation philosophy under which total compensation was based on pay practices in the Company's geographical region and a person's experience and responsibilities to the Company. Currently, the executive compensation program does not include long-term incentive or equity compensation. Total compensation for 1997 was based on the median pay practices of comparably sized companies in DAKOTACARE's geographic region, the individual's years of experience, and level of responsibility.

CEO Compensation

  Robert D. Johnson does not have an employment contract, but the Company has established a deferred compensation agreement with him. A provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years or any earlier retirement age specified by the Board of Directors by resolution. Mr. Johnson generally devotes a portion of his time to the Company and to the South Dakota State Medical Association. He received separate compensation from the South Dakota State Medical Association during 1997 which totaled $104,210, including retirement plan contribution. Mr.

Johnson's salary for 1997 for the Company was based on a cost of living adjustment from his 1996 salary and a subjective review by the Board of Directors of his 1997 performance.

Compensation Committee Interlocks and Insider Participation

  The Board of Directors currently performs the functions of a Compensation Committee. Robert D. Johnson participates in the deliberation of all officer's compensation except for his own. There are no Compensation Committee interlocks with other companies and none of the nonemployee directors has been an officer, employee, or insider of the Company or its subsidiaries.

EXECUTIVE COMPENSATION

Name and Principal                                      All Other
Position                  Year       Salary $           Compensation(1)

Robert D. Johnson         1997       $ 76,367           $14,380
Chief Executive Officer	  1996       $ 58,632           $12,373
                          1995       $ 41,330           $13,968

William Rossing, M.D.     1997       $107,195                --
Vice President            1996       $ 39,230                --
Medical Director          1995             --                --

Kirk J. Zimmer            1997       $106,738           $14,000
Senior Vice President     1996       $ 95,025           $12,176
                          1995       $ 72,492           $ 8,436

Thomas N. Nicholson       1997       $120,101                --
Vice President, Marketing 1996       $ 57,558                --
                          1995             --                --

(1) Consists of retirement plan contribution and premiums paid on the deferred compensation plan.

No other officer received total annual salary and bonus in excess of $100,000 during 1997, 1996, or 1995.

The Company intends to enter into indemnification agreements with each executive officer and director. The Company has employment agreements with its executive officers and maintains key person insurance of $250,000 on Robert D. Johnson and $188,700 on Kirk J. Zimmer.

In connection with employment contracts between the Company, the Chief Executive Officer, and the Senior Vice President, provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years ofservice or any earlier retirement age specified by the Board of Directors by resolution. The contracts only provide compensation incentives for the executives. At December 31, 1997, $49,164 has been accrued under these contracts.


PERFORMANCE GRAPH

  No graph is presented because there has been no established market or exchange for the trading of the Class C Voting Common Stock or Class A Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases office space from the Association. During 1997, the Company signed a one year lease, which expired December 31, 1997. Under the terms of the lease, the lease automatically renewed for a successive one year term and will renew for successive one year terms thereafter unless terminated with at least 30 days notice prior to the end of the lease term. The 1998 lease requires minimum rental payments of $204,870. Total rental payments for office space for the years December 31, 1997, 1996, and 1995 was $186,500, $158,400, and $144,650, respectively.
  The Company provides group health insurance coverage for employees of the Association. Total premium income from the affiliate for the years ended December 31, 1997, 1996, and 1995 was $42,517, $45,535, and $52,125,
respectively.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, as of March 31, 1998, regarding the beneficial ownership of securities of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities, (ii) all directors of the Company and nominees for directors, (iii) each individual named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole voting and investment power (or shares such powers with his or her spouse), subject to the terms of the respective classes of securities of the Company and the information contained in the notes to the table.

                                                 Amount & Nature
 Title                Name and Address of         of Beneficial       Percent
of Class               Beneficial Owner             Ownership         of Class

Class B Preferred     South Dakota State              1,300             100%
                      Medical Association(1)
                      1323 South Minnesota Avenue
                      Sioux Falls, SD 57105

Class A Preferred     Lloyd Solberg, M.D.                 1              .10%
Class C Common        P. O. Box 5054                133,360             8.86%
                      Sioux Falls, SD 57117-5054

Class C Common        Patrick Beckman                    --               --

Class A Preferred     James Engelbrecht, M.D.             1              .10%

Class A Preferred     Robert L. Ferrell, M.D.             1              .10%
Class C Common                                       31,840             2.11%

Class A Preferred     Ben J. Henderson, D.O.              1              .10%
Class C Common                                        1,060              .07%

Class A Preferred     K. Gene Koob, M.D.                  1              .10%

Class A Preferred     Thomas L. Krafka, M.D.              1              .10%
Class C Common                                        8,000              .53%

Class A Preferred     Frank D. Messner, M.D.              1              .10%
Class C Common                                        8,800              .58%

Class A Preferred     Robert R. Rietz, M.D.               1              .10%
Class C Common                                        2,000              .13%

Class A Preferred     John Rittmann, M.D.                 1              .10%
Class C Common                                        8,340              .55%

Class A Preferred     Stephan D. Schroeder, M.D.          1              .10%
Class C Common                                        1,120              .07%

Class A Preferred     Guy E. Tam, M.D.                    1              .10%
Class C Common                                        4,360              .29%

Class C Common        Robert D. Johnson(2)           14,560              .97%
                      1323 South Minnesota Avenue
                      Sioux Falls, SD 57105

Class C Common        Thomas Nicholson                   --               --

Class C Common        William Rossing, M.D.           8,720              .58%

Class C Common        Kirk J. Zimmer                    800              .05%

Class A Preferred     All Directors and Executive         7              .63%
                      Officers as a Group
Class C Common        (10 people)                    78,480             5.21%

(1) The South Dakota State Medical Association is an affiliated company.
(2) Robert D. Johnson is the Chief Executive Officer of the South Dakota State
    Medical Association.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"), and furnish copies of those reports to the Company. During 1997, one Form 4 was filed late for Dr. Henderson and three Form 3s were filed late for Dr. Rittmann, Dr. Engelbrecht, and Mr. Meyer. Based solely on a review of the copies of such reports furnished to the Company, and written representations from the executive officers and directors, the Company believes that during 1997 all other filing requirements were complied with.


OTHER MATTERS

  The Board of Directors of the Company knows of no matters which may come before the Annual Meeting other than those referred to above. However, if any procedural or other matters should properly come before the Annual Meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  McGladrey & Pullen served as the Company's independent certified public accountants for 1997 and are serving in that capacity for 1998. It is not expected that representatives of McGladrey & Pullen will attend the Annual Meeting of Stockholders or have the opportunity to make a statement or respond to questions.


STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal by a stockholder to be presented at the 1999 Annual Meeting must be received at the Company's principal executive offices, 1323 South Minnesota Avenue, Sioux Falls, South Dakota 57105, addressed to Guy E. Tam, M.D., the Secretary of the Company, not later than January 31, 1999.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/Guy E. Tam, M.D.

Guy E. Tam, M.D.
Secretary

Dated:  May 11, 1998

DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD 57105


BALLOT AND PROXY

The undersigned hereby appoints Frank Messner, M.D., and Guy E. Tam, M.D., or either of them as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of DAKOTACARE to be held on June 4, 1998, at 9:15 a.m., MDT, for holders as of April 30, 1998.


Election of Directors

You have a total of four (4) votes to cast. Please vote below for any of the five (5) individuals nominated for directors with terms expiring in 2001. You may vote for NO MORE THAN four (4) individuals. Your four (4) votes may all be cast for one (1) individual or a combination of up to four (4) individuals. Indicate beside the nominee the number of votes you wish to cast for that individual. If you indicate more than four (4) votes in total, your ballot will be disqualified.

  Individuals Nominated by                      Individual Nominated by
     Board of Directors                                 Write-In

_____  Ben J. Henderson, D.O.                   _____  Robert R. Rietz, M.D.
_____  Thomas L. Krafka, M.D.
_____  John E. Rittmann, M.D.
_____  Stephan D. Schroeder, M.D.




Please return this ballot and proxy in the accompanying prepaid postage envelope. The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked no later than May 31, 1998.



                                          ___________________________________
							Name


                                          ___________________________________
							Date

SOUTH DAKOTA STATE MEDICAL HOLDING
COMPANY, INCORPORATED d/b/a DAKOTACARE
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                  March 31,       December 31,
                                                    1998             1997
ASSETS
Cash and cash equivalents                       $ 4,290,600       $ 4,467,754
Investments in debt securities                      718,483           901,599
Certificates of deposit                             744,632           843,559
Receivables                                       1,059,714           799,395
Prepaids and other assets                           108,833           124,729
Deferred tax asset                                  488,000           720,000
                                               -------------     -------------
Total current assets                            $ 7,410,262       $ 7,857,036
                                               -------------     -------------
Investments in debt securities                  $ 3,888,545       $ 3,887,081
Investments in equity securities                    300,500           300,000
Pledged certificates of deposit                     500,000           500,000
Cash surrender value of life insurance               87,000            81,000
                                               -------------     -------------
  Total long-term investments                   $ 4,776,045       $ 4,768,081
                                               -------------     -------------
Property and equipment, net                     $   953,931       $   963,684
                                               -------------     -------------
Deferred income taxes                           $   605,000       $   422,000
                                               -------------     -------------
                                                $13,745,238       $14,010,801
                                               =============     =============
LIABILITIES
Reported and unreported medical claims liab.    $ 4,169,625       $ 4,163,804
Unearned subscriber premiums and admin. fees        195,668           629,783
Accounts payable and accrued expenses               882,564           695,050
Contingency reserve payable                       1,150,000         1,627,000
                                               -------------     -------------
  Total current liabilities                     $ 6,397,857       $ 7,115,637
                                               -------------     -------------
Contingency reserve payable                       1,711,212         1,336,846

  Total liabilities                             $ 8,109,069       $ 8,452,483
                                               -------------     -------------
Minority interest in subsidiary                 $   352,361       $   354,160
                                               -------------     -------------

STOCKHOLDERS' EQUITY
Class A preferred stock, issued 1,115 shares    $    11,150       $    10,690
Class B preferred stock, issued 1,300 shares          1,300             1,300
Class C common stock, issued 1,505,760 shares        15,058            15,058
Additional paid in capital                        3,749,342         3,749,342
Retained Earnings                                 1,515,832         1,435,709
Unrealized loss on equity securities                 (8,874)           (7,941)
                                               -------------     -------------
                                                $ 5,283,808       $ 5,204,158
                                               -------------     -------------
                                                $13,745,238       $14,010,801
                                               =============     =============

SOUTH DAKOTA STATE MEDICAL HOLDING
COMPANY, INCORPORATED d/b/a DAKOTACARE
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

                                                 Three Months Ended March 31,

                                                   1998              1997

REVENUES:
Premiums, net of reinsurance ceded              $ 9,220,983       $ 8,473,058
Third party administration fees                     827,294           961,217
Net investment income                               147,631           131,702
Other income                                        154,643           143,453
                                               -------------     -------------
Total revenues                                  $10,350,551       $ 9,709,430
                                               -------------     -------------
OPERATING EXPENSES:
Claims incurred, net of reinsurance recoveries  $ 8,003,850       $ 7,045,461
Personnel expense                                   942,705           958,781
Commissions                                         395,930           435,319
Professional fees expense                           257,551           254,509
State insurance taxes                               113,774           115,580
Advertising                                         138,413           110,247
Occupancy expense                                   161,937           167,224
Office expense                                      137,168           155,600
Other general and administrative expenses            80,900            67,633
                                               -------------     -------------
  Total operating expenses                      $10,232,228       $ 9,310,354
                                               -------------     -------------

Income before income taxes and minority int.    $   118,323       $   399,076

Income taxes                                         40,000           132,000
                                               -------------     -------------
Income before minority interest in earnings
  of subsidiary                                 $    78,323       $   267,076

Minority interest in earnings of subsidiary          (1,800)           11,751
                                               -------------     -------------
Net income                                      $    80,123       $   255,325
                                               =============     =============

Earnings per common share                       $      0.05       $      0.17
                                               =============     =============

Weighted average number of common
  shares outstanding                              1,505,760         1,505,760
                                               =============     =============

A LETTER TO OUR SHAREHOLDERS, CUSTOMERS AND FRIENDS

TO OUR SHAREHOLDERS:


1997 was a year of growth for DAKOTACARE in many respects. Financially, total assets, total revenues, total investments, and net worth all reached record levels. While net profits were slowed by the effects of increased claims utilization and medical prices, the Company reduced its administrative expense ratio by nearly two percent. Realizing the cyclical nature of underwriting losses, we are confident that these cost control measures will pay dividends when the claims cycle returns to a more profitable level.

DAKOTACARE has also expanded its infrastructure - strengthening our information systems, the expertise of our staff, and the breadth and strength of our provider network. Three new products were developed and introduced to the marketplace in 1997. The uniqueness of at least one of these products has led to a great deal of customer interest, and early sales results have been extremely encouraging. We continue to cultivate growth both from the acquisition of new clients as well as new product sales to existing clients. In a period of increased competition in a crowded marketplace, DAKOTACARE has a distinct advantage in the breadth of its product line.

Although we are proud of our past accomplishments, we have not taken a "business as usual" approach to the market or the future. DAKOTACARE has led the managed care movement in South Dakota since 1986, and we strive to capitalize on the uniqueness of our organization today. On a national scale, the pace of physician-sponsored managed care organization start-ups has slowed due to marketplace competition and poor operating results, and hospital-owned plans continue to struggle financially. While these organizations wrestle with the challenge of aligning traditional structures and goals with the demands of managed care and risk management, DAKOTACARE has demonstrated continued success that has received national attention. The physicians of South Dakota are in the enviable position of exercising a measure of control over the delivery of healthcare to their patients. Ownership in DAKOTACARE means independence, freedom, and the best available solution for high quality services at fair prices for your patients and our customers.

DAKOTACARE is poised to respond to the ever-increasing aspect of consumer participation in health care decisions and information sharing. By embracing the philosophies of maximum freedom of choice for our members, significant and meaningful involvement of our physicians in the establishment of practice guidelines and performance measurement, and consumer-friendly design of our products and services, we welcome the rapidly advancing age of "participatory healthcare."

As we step again toward the future, it is only fitting to acknowledge the hundreds of individuals who have contributed so much to the success of this organization. To the dedicated physicians of South Dakota, the exceptional DAKOTACARE staff, and our committed agent force we owe an immense debt of gratitude. Our success is your success as we continue toward our unique destiny.

We encourage you to learn more about your company from this annual report. We invite you to know and understand who we are and what we do. Our commitment to our shareholders is unwavering, and we appreciate your interest, participation, and support.

Frank D. Messner, M.D.                           Robert D. Johnson

/s/Frank D. Messner, M.D.                        /s/Robert D. Johnson


President                                        Chief Executive Officer

                                    South Dakota's Own DAKOTACARE  1

DESCRIPTION OF BUSINESS

South Dakota State Medical Holding Company, Incorporated (the Company, Corporation or DAKOTACARE), was incorporated in the State of South Dakota on May 5, 1988. Its corporate offices are located at 1323 South Minnesota Avenue, Sioux Falls, South Dakota, 57105. The Articles of Incorporation permit the Company to engage in the development of quality comprehensive health care delivery systems; to conduct, promote, or operate alternative health care delivery systems and other contractual health service arrangements, including but not limited to, traditional third party reimbursement systems, preferred provider organizations, and health maintenance organizations (HMO).

The Company contracts with over 98% of the physicians in the State of South Dakota, 100% of the hospitals in the State of South Dakota, and many other health care providers to provide medical services to its enrollees. Physicians who are members of the South Dakota State Medical Association and who complete the Company's credentialing process may participate with the Company by purchasing one share of Class A voting preferred stock of the Company for $10. The fee for non-members is $1,000. The South Dakota State Medical Association owns 100% of the Class B voting preferred stock of the Company, and through this ownership, maintains voting control of the Company.

The Company's agreements with participating physicians stipulate compensation on a fee-for-service basis utilizing a relative value schedule developed by the Company. This schedule assigns a value (measured in number of units) for each individual service for which a physician may perform and submit a bill. These values are then multiplied by an overall value per unit assigned by the Company, and the product is the maximum amount allowed for payment to the physician. Actual reimbursement is at the lower of this product or the actual billed amount. The Company, at least annually, reviews the unit values and makes adjustments when considered necessary. The effect of this reimbursement mechanism is to establish a maximum allowable reimbursement, which is not dependent upon actual billed charges. Regardless of the physician bill, reimbursement will never exceed the maximum amount established by the relative value schedule. Physicians also may not bill patients for any excess of the billed charge over the amount allowed by the Company, but instead have contractually agreed to hold the patient harmless for any such amounts.

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to and allowed by the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. Currently, the Company is withholding 15% of fees as set by the Board of Directors. The contingency reserve withholding is also designed to encourage efficient medical practice by the physicians. Less expensive medical outcomes enhance net income and consequently, an increased likelihood of contingency reserve payouts to the physicians. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. The recorded liability was an estimate of the projected payouts for prior amounts withheld. Management estimates the expected amount of contingency reserves and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors approves. The recorded liability for contingency reserves at December 31, 1997 and 1996, was $2,963,846 and $2,105,294, respectively. The Company withheld from payment to the participating physicians $1,336,156 and $1,120,049 for the years ended December 31, 1997 and 1996, respectively. The liability recorded was equal to the actual amounts withheld for 1997 and 1996. The recorded liability for prior years was the estimate of the projected payouts for the prior amounts withheld.

In 1992, the Company incorporated DAKOTACARE Administrative Services, Incorporated (DAS), a wholly owned subsidiary of the Company. In
1994, the Company organized and then purchased a 50.11% interest in

                                    South Dakota's Own DAKOTACARE  2

Dakota Health Plans, Incorporated (DHP). The Articles of Incorporation of DAS and DHP permit them to engage in the development of third party administration (TPA) services for health and welfare plans. DHP has subcontracted with DAS to perform substantially all TPA activities. In January 1996, the Company incorporated DAKOTACARE Insurance, Ltd. (DIL), a wholly owned subsidiary of the Company. DIL was formed to accept reinsurance risk on stop-loss policies of DAS and DHP customers, and other insurance risks.


Products and Marketing
The Company markets its products under the trade name of DAKOTACARE. Its products include group managed health care products such as HMO products, in addition to managed care and claims administration services for self-insured employer groups. Also, cafeteria plan administration and workers compensation managed care services are offered. The Company markets its products through an exclusive network of independent insurance agents throughout South Dakota.

The Company markets its products to employer groups with a minimum of two covered employees and its' customers range in size from employers of this size to its largest customer with over 2,500 employees. As of January 1, 1998, DAKOTACARE and its subsidiaries provided health care services to approximately 75,000 individuals.

Approximately 10.6% of the state's population and approximately 18% of DAKOTACARE's target market of approximately 425,000 is served by DAKOTACARE and its subsidiaries, which does not include Medicare and Medicaid populations, federal employee groups, the individual policy market, and other potential populations. The Company's HMO enrollment, which had remained relatively stable from 1990 to 1995 at approximately 20,000 enrollees, grew to nearly 25,000 in 1996 and 26,000 in 1997. Commencing in 1993, the Company began its Administrative Services Only (ASO) business and by January 1, 1998, had enrolled approximately 50,000 ASO enrollees, bringing the total individuals served by the Company and its' subsidiaries to approximately 75,000. The Company's HMO client disenrollment rate is lower than the industry rate as a whole. All underwriting and pricing decisions are made by the DAKOTACARE underwriting department and reviewed by senior management. DAKOTACARE's underwriters evaluate the prior loss history, the inherent risk characteristics, and the demographic makeup of the applicants where appropriate.

Through a specific excess liability reinsurance agreement with Lincoln National Health and Casualty Insurance Company, the Company reinsures that portion of its risk in excess of $85,000 of covered hospital inpatient expenses of any enrollee per contract year. The policy is subject to a coinsurance provision which ranges from 50% to 90% based on average daily amounts specified in the subscriber plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement. The reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

The Company operates under a license issued by the South Dakota Department of Commerce and Regulation, Division of Insurance, for the operation of the health maintenance organization. DAS and DHP are also registered as third party administrators in South Dakota and several other states. The Company has also received certification from the South Dakota Department of Labor as a workers' compensation managed care plan.

The Company continually seeks out and evaluates opportunities for future growth and expansion. These opportunities may include acquisitions or dispositions of segments of its operations, marketing of insurance products underwritten by other companies, the internal development of new products and techniques for the containment of health care costs, and the measurement of the outcomes and efficiency of health care delivered.

                                    South Dakota's Own DAKOTACARE  3

ENROLLMENT BY COUNTY

DAKOTACARE provides an unmatched level of coverage for South Dakotans through its several products and services and statewide sales and service locations.

Aurora                               413
Beadle                              1649
Bennett                               45
Bon Homme                            721
Brookings                           4448
Brown                               2525
Brule                                462
Buffalo                                6
Butte                                387
Campbell                              21
Charles Mix                          429
Clark                                419
Clay                                2030
Codington                           3987
Corson                                54
Custer                               455
Davison                             3250
Day                                  652
Deuel                                354
Dewey                                 46
Douglas                              179
Edmunds                              169
Fall River                           209
Faulk                                 79
Grant                                921
Gregory                              204
Haakon                                93
Hamlin                               428
Hand                                 113
Hanson                               253
Harding                               21
Hughes                              5098
Hutchinson                           476
Hyde                                  34
Jackson                              106
Jerauld                              153
Jones                                 71
Kingsbury                            824
Lake                                1492
Lawrence                             997
Lincoln                              914
Lyman                                174
Marshall                             604
McCook                               585
McPherson                             53
Mead                                 725
Mellette                              21
Miner                                350
Minnehaha                          17206
Moody                                699
Pennington                          4134
Perkins                              110
Potter                               161
Roberts                              321
Sanborn                              413
Shannon                               32
Spink                               1155
Stanley                              621
Sully                                102
Todd                                  40
Tripp                                534
Turner                               694
Union                                719
Walworth                             252
Yankton                             2371
Ziebach                               31

                                    South Dakota's Own DAKOTACARE  4

PROVIDERS BY CITY

DAKOTACARE contracts with over 1800 participating providers in over 125 communities across South Dakota, as well as our national network of Centers of Excellence which provides transplant and trauma services not available in the state. We also have contracts with medical and pharmacy networks across the United States which enable us to serve our clients' employees who live outside the state.

DAKOTACARE's Provider Network is unequaled in its ability to provide true savings to employers and freedom of choice to members.


                                    South Dakota's Own DAKOTACARE  5

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Stock Prices
There is no active trading for shares of stock of the Company and the stock is not listed on any exchange or over-the-counter market. However, limited infrequent exchanges of Class C shares have occurred directly between interested buyers and sellers and in across the desk stock transactions with a brokerage firm. The Company does not regularly receive price information on these transactions. The amended and restated Articles of Incorporation of the Company currently restrict the ownership of shares as follows: (i) the ownership of the Company's Class A voting preferred stock is restricted to medical or osteopathic physicians who have executed participating agreements with the Company and may not be issued to or held by any hospital, (ii) the ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association, and (iii) the ownership of the Company's Class C non-voting common stock is restricted to (a) medical or osteopathic physicians who have executed participating physician agreements with the Company, (b) a trust or self-directed individual retirement account controlled by such physicians, (c) professional corporations, partnerships, or other entities domiciled in the state of South Dakota, and in which a participating physician is a shareholder, partner, or employee in the practice of medicine, (d) management employees or agents of the Company, the South Dakota State Medical Association, the South Dakota Foundation for Medical Care, or (e) a spouse or child of a shareholder of the Company, if such shares were first held by one of the persons or entities entitled to own Class C common stock. In addition, the Class C non-voting common stock may not be issued or transferred to any hospital or to any natural person or entity who is not a resident or domiciliary of the state of South Dakota.

Shares Eligible for Future Sale
The Company's Class A voting preferred stock is nontransferable and ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association. Approximately 92,410 shares of the Company's Class C non-voting stock are currently owned by the officers and directors of the Company.
All of the remaining Class C shares are eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation. The Company intends to register under the Act the officers' and directors' outstanding Class C non-voting common stock to enable the public resale of such shares by the holders thereof, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation.

Holders
As of March 20, 1998, there were 1,069 holders of record of Class A preferred stock, 1 holder of Class B preferred stock, and 673 holders of record of Class C common stock. There are no options or warrants outstanding.


Dividends
The Class A and B preferred stock are not entitled to dividends. As approved by the stockholders at a special meeting held on December 28, 1995, the Company is not required to pay annual cumulative dividends to its Class C common stock. The Board of Directors, at its discretion, can elect to pay dividends in any amount subject to availability of funds and regulatory requirements on reserves. As long as the Company exceeds required regulatory capital as required by the Division, there are no dividend restrictions. At December 31, 1997, the Company exceeded this requirement by approximately $6,654,000. During 1997 and 1996, the Company paid dividends of $331,267 and $271,037, respectively, on Class C shares.

                                    South Dakota's Own DAKOTACARE  6

Stock Repurchase Plan
As a service to the Company's shareholders to facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program.

Unregistered Sales of Securities
Ownership of the Company's Class A Voting Preferred Stock is restricted to medical or osteopathic physicians who have executed participating physician agreements with the Company. Class A Preferred Stock is nontransferable and holders of these shares do not receive dividends. Each such physician is issued one share of Class A Voting Preferred Stock upon execution of his or her participation agreement and the payment of $10 per share. Upon the termination of a physician's participation agreement, his or her share of Class A Preferred Stock is canceled without compensation. During 1997, the Company issued a total of 194 shares of Class A Preferred Stock to physicians who entered into participation agreements with the Company. To the extent that the registration provisions of the Securities Act of 1933, as amended, were applicable to these transactions, the Company relied on the exemption from registration contained in Section 4(2) of that act.

                                    South Dakota's Own DAKOTACARE  7

                                    South Dakota's Own DAKOTACARE  8

FINANCIAL REVIEW

Consolidated Balance Sheets                                 Pages 10-11

Consolidated Statements of Income                               Page 12

Consolidated Statements of Stockholders' Equity                 Page 13

Consolidated Statements of Cash Flows                       Pages 14-15

Notes to Consolidated Financial Statements                  Pages 16-23

Independent Auditor's Report
 on the Financial Statement                                     Page 24

Managements Discussion and Analysis of Financial
Condition and Results of Operations                         Pages 25-28

Selected Financial Data                                         Page 29

                                    South Dakota's Own DAKOTACARE  9

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a
DAKOTACARE  CONSOLIDATED BALANCE SHEETS December 31, 1997 and 1996

ASSETS                                              1997             1996
Current Assets
Cash and cash equivalents                       $ 4,467,754       $ 3,422,692
Investment in securities held
     to maturity  (Note 5                           901,599           524,511
Certificates of deposit                             843,559           875,000
Receivables (Note 3)                                799,395           836,364
Prepaids and other assets                           124,729           138,487
Deferred income taxes (Note 8)                      720,000           518,000
                                               -------------     -------------
Total current assets                              7,857,036         6,315,054
                                               -------------     -------------
Long-Term Investments
Investment in securities held
     to maturity (Note 5)                         3,837,081         4,034,271
Investment in securities available
     for sale (Note 5)                              300,000           288,550
Pledged certificates of deposit (Note 5)            500,000           500,000
Certificates of deposit                              50,000           159,765
Cash surrender value of life insurance               81,000            69,000
                                               -------------     -------------
                                                  4,768,081         5,051,586
                                               -------------     -------------
Property and Equipment, at cost,
     net of accumulated depreciation                963,684         1,070,650

Deferred Income Taxes (Note 8)                      422,000           340,000
                                               -------------     -------------
                                                $14,010,801       $12,777,290
                                               =============     =============

See Notes to Consolidated Financial Statements.

                                    South Dakota's Own DAKOTACARE  10


LIABILITIES AND STOCKHOLDERS' EQUITY               1997               1996
Current Liabilities
Reported and unreported
     claims payable (Note 7)                    $ 4,163,804       $ 3,188,455
Unearned premiums and administration fees           629,783           854,905
Accounts payable and accrued expenses               695,050           679,421
Contingency reserves payable (Note 6)             1,627,000           950,000
                                               -------------     -------------
Total current liabilities                         7,115,637         5,672,781
                                               -------------     -------------
Contingency Reserves Payable (Note 6)             1,336,846         1,155,294
                                               -------------     -------------
Minority Interest in Subsidiary                     354,160           309,143
                                               -------------     -------------
Commitments and Contingencies
     (Notes 4, 12 and 14)

Stockholders' Equity (Notes 9 and 15)
Class A preferred, voting, no par value,
  $10 stated value, 2,500 shares authorized;
  issued and outstanding 1,069 and 1,042
  shares at December 31, 1997 and 1996               10,690            10,420
Class B preferred, voting, no par value,
  $1 stated value, 2,500 shares authorized;
  issued and outstanding 1,300 shares at
  December 31, 1997 and 1996                          1,300             1,300
Class C common, nonvoting, $.01 par value,
  10,000,000 shares authorized; issued and
  outstanding 1,505,760 shares                       15,058            15,058
Additional paid-in capital                        3,749,342         3,749,342
Retained earnings                                 1,435,709         1,877,084
Unrealized loss on securities available
  for sale                                           (7,941)          (13,132)
                                               -------------     -------------
                                                  5,204,158         5,640,072
                                               -------------     -------------
                                                $14,010,801       $12,777,290
                                               =============     =============

                                    South Dakota's Own DAKOTACARE  11

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 1997, 1996 and 1995

                                               1997          1996        1995
Revenues:
Premiums                                 $35,124,035  $29,071,245  $27,056,671
Less premiums ceded for reinsurance         (369,888)    (383,408)    (413,420)
                                         ------------ ------------ ------------
                                          34,754,147   28,687,837   26,643,251
Third party administration fees            3,628,131    3,786,427    3,023,384
Investment income                            615,134      551,734      489,253
Other income                                 583,648      399,203      356,895
                                         ------------ ------------ ------------
Total revenues                            39,581,060   33,425,201   30,512,783
                                         ------------ ------------ ------------
Operating expenses:
Claims incurred                           31,593,161   23,528,141   20,667,382
Less reinsurance recoveries                 (616,801)    (102,780)    (362,644)
                                         ------------ ------------ ------------
                                          30,976,360   23,425,361   20,304,738
Personnel expenses                         3,804,217    3,703,067    3,224,087
Commissions                                1,513,054    1,225,271    1,109,817
Professional fees expenses                   970,237    1,082,816      901,026
Office expenses                              673,114      713,964      680,229
Occupancy expenses                           656,951      625,541      518,527
State insurance taxes                        421,622      330,574      319,837
Advertising expenses                         378,310      386,174      519,907
Other general and administrative
  expenses                                   309,286      325,541      313,152
                                         ------------ ------------ ------------
Total operating expenses                  39,703,151   31,818,309   27,891,320
                                         ------------ ------------ ------------
Income (loss) before income
  taxes and minority interest               (122,091)   1,606,892    2,621,463
Income taxes (credits) (Note 8)              (57,000)     535,000      819,000
                                         ------------ ------------ ------------
Income (loss) before minority interest       (65,091)	  1,071,892    1,802,463
Minority interest in income of subsidiary     45,017       31,251       12,298
                                         ------------ ------------ ------------
Net income (loss)                        $  (110,108) $ 1,040,641  $ 1,790,165
                                         ============ ============ ============
Earnings (loss) per common share              $(0.07)       $0.69        $1.19
                                         ============ ============ ============

See Notes to Consolidated Financial Statements.

                                    South Dakota's Own DAKOTACARE  12

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1997, 1996 and 1995

                                                                      Unrealized
                                                                      Loss on
                                            Additional    Retained    Securities
                                   Capital    Paid-In     Earnings    Available
                                    Stock     Capital     (Deficit)   for Sale

Balance, December 31, 1994        $47,844   $3,726,756   $ (372,122)  $(30,589)
Issuance of Class A common stock      910            -            -          -
Redemption of Class A
 common stock                        (350)           -            -          -
Dividends paid on Class C
 preferred stock                        -            -     (310,563)         -
Adjustment to reflect
 recapitalization effective
 December 29, 1995 (Note 9)       (22,586)      22,586            -          -
Decrease in unrealized loss on
 securities available for sale          -            -            -     27,540
Net income                              -            -    1,790,165          -
                                  --------  -----------  -----------  ---------
Balance, December 31, 1995         25,818    3,749,342    1,107,480     (3,049)
Issuance of Class A
preferred stock                       990            -            -          -
Redemption of Class A
 preferred	stock                    (330)           -            -          -
Issuance of Class B
 preferred stock                      300            -            -          -
Dividends paid on Class C common
 stock                                  -            -     (271,037)         -
Increase in unrealized loss on
 securities available for sale          -            -            -    (10,083)
Net income                              -            -    1,040,641          -
                                  --------  -----------  -----------  ---------
Balance, December 31, 1996         26,778    3,749,342    1,877,084    (13,132)
Issuance of Class A preferred
 stock                              1,940            -            -          -
Redemption of Class A preferred
 stock                             (1,670)           -            -          -
Dividends paid on Class C
 common stock                           -            -     (331,267)         -
Decrease in unrealized loss on
 securities available for sale          -            -            -      5,191
Net (loss)                              -            -     (110,108)         -
                                  --------  -----------  -----------  ---------
Balance, December 31, 1997        $27,048   $3,749,342   $1,435,709   $ (7,941)

See Notes to Consolidated Financial Statements.

                                    South Dakota's Own DAKOTACARE  13

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1997, 1996 and 1995

                                                1997       1996         1995
Cash Flows From Operating Activities
Net income (loss)                         $  (110,108) $ 1,040,641  $ 1,790,165
Adjustments to reconcile net
 income (loss) to net cash provided
 by operating activities:
Depreciation                                  319,493      318,297      251,222
Loss on disposal of property and equipment          -        1,664            -
Minority interest in income of subsidiary      45,017       31,251       12,298
Amortization of discounts and premiums
 on investments and certificates of
 deposit, net                                (139,675)    (103,151)    (100,888)
(Increase) decrease in receivables             36,969     (301,794)     (68,892)
(Increase) decrease in prepaids
 and other assets                              13,758      (66,530)      (6,111)
(Increase) in deferred income taxes          (284,000)     (57,000)    (120,000)
Increase (decrease) in reported and
 unreported claims payable                    975,349      478,455     (154,000)
Increase (decrease) in accounts payable
 and accrued expenses                          15,629     (107,587)     (21,028)
Increase (decrease) in unearned premiums
 and administration fees                     (225,122)      39,252        3,692
Increase in contingency reserves payable      858,552      150,625      257,744
                                          ------------ ------------ ------------
Net cash provided by operating activities   1,505,862    1,424,123    1,844,202
                                          ------------ ------------ ------------
Cash Flows From Investing Activities
Purchase of securities available for sale      (6,259)      (5,933)      (5,660)
Held to maturity securities:
 Matured                                      525,000    1,200,000    1,147,884
 Purchased                                   (726,030)  (1,983,309)  (1,386,995)
Repayments on collateralized
 mortgage obligations                         157,013      133,471       45,409
Proceeds from maturities of certificates
 of deposit                                 1,470,000    1,104,900    1,200,000
Purchase of certificates of deposit        (1,325,000)  (1,531,959)  (1,604,900)
(Increase) in cash surrender value of
 life insurance                               (12,000)     (18,000)     (11,000)
Purchase of property and equipment           (231,238)    (216,720)    (637,994)
Proceeds from sale of property
 and equipment                                 18,711            -            -
                                          ------------ ------------ ------------
Net cash (used in) investing activities      (129,803)  (1,317,550)  (1,253,256)
                                          ------------ ------------ ------------

See Notes to Consolidated Financial Statements.

                                    South Dakota's Own DAKOTACARE  14


                                                1997       1996         1995
Cash Flows From Financing Activities
Proceeds from issuance of capital stock   $     1,940  $     1,290  $       910
Redemption of capital stock                    (1,670)        (330)        (350)
Payment of dividends                         (331,267)    (271,037)    (310,563)
Minority investment in subsidiary                   -            -       15,000
Net cash (used in) financing activities      (330,997)    (270,077)    (295,003)
                                          ------------ ------------ ------------
Increase (decrease) in cash and
 cash equivalents                           1,045,062     (163,504)     295,943

Cash and Cash Equivalents
  Beginning                                 3,422,692    3,586,196    3,290,253
                                          ------------ ------------ ------------
  Ending                                  $ 4,467,754  $ 3,422,692  $ 3,586,196
                                          ============ ============ ============

Supplemental Disclosures of Cash Flow Information

  Cash payments for:
    Income taxes, net of refunds          $    2,000   $   790,000  $   881,008

Supplemental Disclosures of Noncash
 Investing and Financing Activities
 (Increase) decrease in unrealized loss
 on securities available for sale              5,191       (10,083)      27,540
(Decrease) in Class C common stock due
 to recapitalization                               -             -      (22,586)
Increase in additional paid-in capital
 due to recapitalization                           -             -       22,586


                                    South Dakota's Own DAKOTACARE  15

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies Nature of business: South Dakota State Medical Holding Company, Incorporated (the Company), is a South Dakota licensed health maintenance organization (HMO) d/b/a DAKOTACARE. The Company has contracted with hospitals, physicians and other providers to provide health care services to policyholders. Policyholders are employee groups located in South Dakota.

A summary of the Company's significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, DAKOTACARE Administrative Services, Incorporated (DAS), and DAKOTACARE Insurance, LTD. (DIL), and its 50.11% owned subsidiary, Dakota Health Plans, Incorporated (DHP). DAS & DHP's primary activity is as third party administrators of health care plans for independent employer companies. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS and DHP's self funded customers. All intercompany balances and transactions have been eliminated in consolidation.

Basis of financial statement presentation: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the liabilities for reported and unreported claims payable.

Cash and cash equivalents: For purposes of reporting the statements of cash flows, the Company includes as cash equivalents all cash accounts and highly liquid debt instruments which are not subject to withdrawal restrictions or penalties. Certificates of deposit are considered investments as all have been purchased with maturities in excess of ninety days.

Investment securities: Investment securities classified as held to maturity are those debt securities that the Company has both the intent and ability to hold to maturity regardless of changes in market condition, liquidity needs, or changes in general economic conditions. These securities are stated at amortized cost.

Investment securities classified as available for sale are marketable equity securities and those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Investment securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in equity, net of the related deferred tax effect.

Premiums and discounts on investments in debt securities are amortized over their contractual lives, except for collateralized mortgage obligations, for which prepayments are probable and predictable, which are amortized over the estimated expected repayment terms of the underlying mortgages.
The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as accrued. Realized gains and losses on the sale of investment securities are determined using the specific identification method.

Depreciation: Building and building improvements are depreciated using straight-line methods over the estimated useful lives of the assets, which are twenty to thirty-nine years. Depreciation on furniture, equipment and automobiles is computed using straight-line methods based upon the estimated useful lives of the respective assets, which is principally five to seven years. A summary of property and equipment is as follows:

                                                     1997            1996
Furniture, equipment and automobiles            $  2,253,358    $  2,190,608
Building and building improvements                    62,609               -
Other                                                131,967          72,817
                                                -------------   -------------
                                                   2,447,934       2,263,425
Less accumulated depreciation                      1,484,250       1,192,775
                                                -------------   -------------
                                                $    963,684    $  1,070,650
                                                =============   =============

                                    South Dakota's Own DAKOTACARE  16

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition: Premiums are billed in advance of their respective coverage periods. Income from such premiums is recorded as earned during the coverage period; the unearned portion of premiums received prior to the end of the coverage period is recorded as unearned premiums. Revenue is reduced by reinsurance premiums ceded to reinsurance companies. Third party administration fees are recorded as earned in the period in which the related services are performed. The unearned portion of fees received but not earned prior to the end of the contract is recorded as unearned administration fees.

Reported and unreported claims payable: The coverage offered by the Company is on an occurrence basis which provides for payment of claims which occur during the period of coverage regardless of when the claims are reported. Reported and unreported claims payable consist of actual claims reported to be paid and estimates of health care services rendered but not reported and to be paid. The liabilities for reported and unreported claims payable have been estimated by utilizing statistical information developed from historical data, current enrollment, health service utilization statistics and other related information. In addition, the Company uses the services of an independent actuary in the determination of its year end liabilities. The accruals are continually monitored and reviewed and as adjustments to the estimated liabilities become necessary, such adjustments are reflected in current operations.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (loss) per common share: Earnings per common share for 1995 has been restated from the amount previously reported to give retroactive effect to the recapitalization discussed in Note 9. Earnings (loss) per common share is calculated in accordance with the provisions of FASB Statement No. 128, "Earnings Per Share", which was effective for 1997. This Statement establishes standards for computing and presenting earnings (loss) per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of an income statement for all entities with complex capital structures. This Statement requires restatement of all prior-period EPS data presented. All references to earnings (loss) per share in the consolidated financial statements are to basic earnings (loss) per share. No restatement of EPS was necessary as a result of the application of Statement No. 128. Earnings (loss) per common share was calculated by dividing net income (loss) by the weighted average number of Class C common shares outstanding during each period. The weighted average number of Class C common shares outstanding was 1,505,760 in 1997, 1996 and 1995, respectively.

Note 2. Fair Value of Financial Instruments
Financial Accounting Standards Board (FASB) Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents and certificates of deposit: The carrying amount approximates fair value because of the relative short maturity of those instruments.

Investments: Fair values for the Company's investment securities are based on quoted market prices. At December 31, 1997, the carrying amount and fair value of the Company's investment securities was $5,038,680 and $5,141,045, respectively. At December 31, 1996, the carrying amount and fair value of the Company's investment securities was $4,847,332 and $4,872,684, respectively.

Accrued interest receivable: The carrying amount approximates fair value due to the nature of the balances recorded.

                                    South Dakota's Own DAKOTACARE  17

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Receivables
Receivables are recorded at net estimated collectible amounts and consist of the following:

                                              1997              1996
Commissions                               $     4,300      $     31,250
Drug manufacturer chargebacks                  68,850            86,547
Premiums                                      151,298           120,363
Subrogation, net of recovery expenses          75,000            75,000
Interest                                       30,367            34,689
Reinsurance (Note 4)                          229,486            92,579
Income taxes                                   22,000           223,000
Funds withheld by ceding insurer              118,804            77,455
Other                                          99,290            95,481
                                          ------------     -------------
                                              799,395           836,364
Less allowance for doubtful accounts                -                 -
                                          ------------     -------------
                                          $   799,395      $    836,364
                                          ============     =============

Note 4. Reinsurance
The Company's policy is to reinsure that portion of risk in excess of $85,000 of covered hospital inpatient expenses of any enrollee per contract year, subject to a coinsurance provision which ranges from 50% to 90% based on average daily amounts specified in the plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement.

This reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

Note 5. Investment Securities
Investment securities at December 31, 1997 are as follows:

                                               Gross      Gross      Estimated
                                   Amortized   Unrealized Unrealized Fair
                                   Cost        Gains      (Losses)   Value
Debt securities held to maturity:
Obligations of U.S. treasury,
 Government agencies and
 corporations                      $1,630,630  $  36,001  $       -  $1,666,631
Obligations of state and political
 subdivisions                       2,760,837     69,718       (483)  2,830,072
U.S. governmental agency
 collateralized mortgage
 obligations                          347,213        151     (3,022)    344,342
                                   ----------- ---------- ---------- -----------
                                   $4,738,680  $ 105,870  $  (3,505) $4,841,045

Equity securities available
 for sale:
Bond mutual funds                  $  307,941  $       -  $  (7,941) $  300,000

                                    South Dakota's Own DAKOTACARE  18

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and estimated fair values of debt securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  December 31, 1997
                                                Amortized     Estimated
                                                   Cost       Fair Value

Due in one year                                 $  901,599    $  903,074
Due after one year through five years            2,093,776     2,126,987
Due after five years through ten years           1,322,886     1,388,931
Due after ten years                                 73,206        77,711
                                                -----------   -----------
                                                 4,391,467     4,496,703
Collateralized mortgage obligations                347,213       344,342
                                                -----------   -----------
                                                $4,738,680    $4,841,045
                                                ===========   ===========

Investment securities at December 31, 1996 are as follows:

                                               Gross      Gross      Estimated
                                   Amortized   Unrealized Unrealized Fair
                                   Cost        Gains      (Losses)   Value
Debt securities held to maturity:
Obligations of U.S. treasury,
 Government agencies and
 corporations                      $1,966,481  $  17,480  $    (491) $1,983,470
Obligations of state and political
 subdivisions                       2,090,031     37,004    (19,136)  2,107,899
U.S. governmental agency
 collateralized mortgage
 obligations                          502,270          -     (9,505)    492,765
                                   ----------- ---------- ---------- -----------
                                   $4,558,782  $  54,484  $ (29,132) $4,584,134

Equity securities available
 for sale:
Bond mutual funds                  $  301,682  $       -  $ (13,132) $  288,550

There were no sales of debt or equity securities during the years ended December 31, 1997, 1996 or 1995. At December 31, 1997 and
1996, no individual investments in obligations of state and political subdivisions exceeded 10% of the Company's equity.

At December 31, 1997 and 1996, the Company had certificates of deposit of $500,000 on deposit with the South Dakota Department of Commerce and Regulation, Division of Insurance (Division of
Insurance), to meet the deposit requirement of state insurance laws.

Note 6. Contingency Reserves Payable
The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. Effective January 1, 1994, the percentage withheld from participating physicians was reduced from 20% to 15%. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves to be paid to participating physicians and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors approves payouts. The recorded liability is equal to actual amounts withheld for the years ended December 31, 1997 and 1996. The recorded liability for years prior to 1996 was an estimate of the projected payouts for corresponding amounts withheld.
Payments to physicians in 1996 exceeded amounts accrued by $71,253, which was accounted for as a change in accounting estimate.

                                    South Dakota's Own DAKOTACARE  19

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Reported and Unreported Claims Payable
Activity in the liability for reported and unreported claims payable is summarized as follows:

                                          1997          1996          1995
Balance at January 1                  $ 3,188,455   $ 2,710,000   $ 2,864,000
                                      ------------  ------------  ------------
Incurred related to:
 Current year                          30,237,417    23,350,462    20,309,552
 Prior years                              738,943        74,899        (4,814)
                                      ------------  ------------  ------------
Total incurred                         30,976,360    23,425,361    20,304,738
                                      ------------  ------------  ------------
Paid related to:
 Current year                          26,217,052    20,247,806    17,425,015
 Prior years                            3,920,866     2,776,707     2,980,476
                                      ------------  ------------  ------------
Total paid                             30,137,918    23,024,513    20,405,491
                                      ------------  ------------  ------------
Less reinsurance recoverables at
 January 1                                (92,579)      (14,972)      (68,219)
Plus reinsurance recoverables at
 December 31                              229,486        92,579        14,972
                                      ------------  ------------  ------------
Balance at December 31                $ 4,163,804   $ 3,188,455   $ 2,710,000
                                      ============  ============  ============

Note 8. Income Tax Matters
The Company is taxable as a property and casualty insurance company under section 831 of the Internal Revenue Code. The code prescribes certain adjustments to book income to arrive at taxable income which include adjustments to unearned premiums, discounting of loss reserves and proration of tax-exempt income. In addition, increases in contingency reserves, which are included as claims expenses, are not allowable as tax deductions until actually paid. The Company files a consolidated income tax return with its wholly-owned subsidiaries, DAS and DIL.

The components of income tax expense as of December 31 are as follows:

                                              1997         1996         1995
Current                                   $  227,000   $  592,000   $  939,000
Deferred (credits)                          (284,000)     (57,000)    (120,000)
                                          -----------  -----------  -----------
                                          $  (57,000)  $  535,000   $  819,000
                                          ===========  ===========  ===========

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to income before income taxes as a result of the following:

                                              1997         1996         1995
Computed "expected" tax expense (credits) $  (42,700)  $  562,400   $  917,500
Tax exempt interest                          (38,861)     (30,771)     (28,760)
Lobbying                                       9,105        6,825        5,664
Effect of tax rate brackets and other         15,456       (3,454)     (75,404)
                                          -----------  -----------  -----------
                                          $  (57,000)  $  535,000   $  819,000
                                          ===========  ===========  ===========

                                    South Dakota's Own DAKOTACARE  20

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The net deferred tax assets consist of the following components at December 31:

                                                     1997             1996
Deferred tax assets:
Contingency reserves payable                     $ 1,008,000      $   716,000
Reported and unreported claims payable                42,000           62,000
Unearned premiums                                     43,000           53,000
Accrued expenses                                      65,000           78,000
Net operating loss carryforward of subsidiary         47,000                -
                                                 ------------     ------------
                                                   1,205,000          909,000
Less valuation allowance                                   -                -
                                                 ------------     ------------
                                                   1,205,000          909,000
                                                 ------------     ------------
Deferred tax liability:
  Property and equipment                             (63,000)         (51,000)
                                                 ------------     ------------
                                                 $ 1,142,000      $   858,000
                                                 ============     ============

Reflected on the accompanying balance sheets as follows:

                                                     1997             1996
Current assets                                   $   720,000      $   518,000
Noncurrent assets                                    422,000          340,000
                                                 ------------     ------------
                                                 $ 1,142,000      $   858,000
                                                 ============     ============

Note 9. Capital Stock
On December 28, 1995, the holders of Class A, B, and C stock approved a recapitalization plan which became effective December 29, 1995. Under the recapitalization plan, the former Class A voting common stock became Class A voting preferred stock. The Class A preferred stock is not entitled to receive dividends or other distributions, except for redemption by the Company. In the event of a liquidation, each share of Class A preferred stock would be given priority over Class B and C stock and would be entitled to receive a preferential payment in an amount up to (and not to exceed) its stated value of $10 per share. The Class A preferred stock continues to be restricted to ownership by medical and osteopathic physicians who have executed a participating physician agreement with the Company and may not be issued to or held by a hospital.

Also under the recapitalization plan, the former Class B voting common stock became Class B voting preferred stock. The Class B preferred stock continues to be restricted to ownership by the South Dakota State Medical Association, an affiliated company, and is not entitled to receive dividends.

Pursuant to the recapitalization plan, the former Class C nonvoting preferred stock became Class C nonvoting common stock. The former Class C preferred stock had been entitled to cumulative dividends of a minimum of $6.00 each year and had preference in a liquidation. As of December 31, 1997, there were no cumulative unpaid dividends. As a result of the recapitalization, the new Class C common stock is not entitled to cumulative dividends and has no preference in a liquidation. The Class C common stock is restricted to ownership by the following persons or entities: (1) physicians entitled to ownership of Class A stock, (2) a trust or self-directed individual retirement account controlled by a physician entitled to ownership of Class A stock, (3) a professional corporation, partnership or other entity domiciled in the State of South Dakota and in which a physician entitled to ownership of Class A stock is a shareholder, partner, or employee in the practice of medicine, (4) management, employees or agents of the Company, the South Dakota State Medical Association, or the South Dakota Foundation for Medical Care, or (5) the spouse or children of such physician or other person set forth in
(1) or (4) above.

                                    South Dakota's Own DAKOTACARE  21

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 29, 1995, the Company reduced the par value of its Class C common stock from $1 per share to $.01 per share and issued the 1,468,116 additional shares necessary to effect a 40-for-1 common stock split. The earnings per common share for the year ended December 31, 1995 has been retroactively adjusted for this split as if it occurred on January 1, 1995.

Regulatory capital as required by the Division of Insurance at December 31, 1997 and 1996 was $200,000 on a statutory basis of accounting, which the Company exceeded by approximately $6,654,000 and $6,513,000, respectively. As long as the Company exceeds required regulatory capital, it is not restricted by the Division of Insurance in the amount of dividends it may pay.

Note 10. Transactions With Affiliate
The Company leases office space from the South Dakota State Medical Association (Association). During 1997, the Company signed a one year lease which expired on December 31, 1997. Under the terms of the lease, the lease automatically renewed for a successive one year term and will renew for successive one year terms thereafter unless terminated with at least 30 days notice prior to the end of the lease term. The 1998 lease requires minimum rental payments of $204,870. Total rental payments for office space for the years ended December 31, 1997, 1996 and 1995 were $186,500, $158,400 and $144,650, respectively.

The Company provides group health insurance coverage for employees of the Association. Total premium income from the affiliate for the years ended December 31, 1997, 1996 and 1995 was $42,517, $45,535 and
$52,125, respectively.

Note 11. Retirement Plan and Deferred Compensation
The Company is included in a qualified money-purchase pension plan with the South Dakota State Medical Association and the South Dakota Foundation for Medical Care. This multiple-employer plan covers employees who have attained age 21, and have completed one year of
service.   Contributions, which are discretionary by the Board of
Directors, were an amount equal to 11.5% of the participants' compensation for the twelve-month periods ending September 1, 1997, 1996 and 1995. Retirement plan expense for the years ended December 31, 1997, 1996 and 1995 was $216,364, $245,104 and $182,175,
respectively.

In connection with employment contracts between the Company and certain officers, provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65 or any earlier retirement age specified by the Board of Directors by resolution. At December 31, 1997 and 1996, $49,164 and $40,851, respectively, was accrued under these contracts.

Note 12. Year 2000 Issue
The Year 2000 issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is heavily dependent on computer processing in its business activities and the Year 2000 issue creates risk for the Company from unforeseen problems in the Company's computer system and from third parties with whom the Company processes financial information. Such failures of the Company's computer system and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business. In accordance with its remediation plan to resolve the Year 2000 issue, the Company has substantially completed a preliminary review of its computer systems to identify the systems that could be affected by the Year 2000 issue. Based on the Company's review of its computer systems, management believes the cost of the remediation effort to make the systems year 2000 compliant is approximately $45,000. Management expects $30,000 and $15,000 to be incurred in 1998 and 1999, respectively. Such costs will be charged against income as they are incurred.


Note 13. FASB Statements
The FASB issued Statement No. 130, "Reporting Comprehensive Income". This Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This Statement is effective for fiscal years beginning after December 15, 1997, and will require financial statements of earlier periods that are presented for comparative purposes to be reclassified.

                                    South Dakota's Own DAKOTACARE  22

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The FASB issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information". This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise", but retains the requirement to report information about major customers. It amends FASB Statement No. 94, "Consolidation of All Majority-Owned Subsidiaries", to remove the special disclosure requirements for previous unconsolidated subsidiaries. This Statement is effective for financial statements for periods beginning after December 15, 1997.

Note 14. Litigation
The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, there is no legal proceeding pending against or involving the Company for which the outcome is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company.

Note 15. Subsequent Event
As a service to the Company's shareholders to facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program. The Board of Directors of the Company may, at any time, modify or terminate the Program. The Company may also, at its discretion, offer to repurchase shares of Common Stock outside of the Program in compliance with applicable laws.


                                    South Dakota's Own DAKOTACARE  23

	INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
South Dakota State Medical Holding Company, Incorporated
     d/b/a DAKOTACARE
Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


_/s/_McGladrey & Pullen, LLP


Sioux Falls, South Dakota
March 18, 1998

                                    South Dakota's Own DAKOTACARE  24

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

General
The following operating statistics are presented for DAKOTACARE's operation as a health maintenance organization only and do not include the operations of its subsidiaries for the years ended December 31, 1997, 1996, 1995, and 1994. The results indicated in the following tables are not indicative of future operating results.

The combined ratio, which reflects underwriting results but not investment and ancillary income, is a traditional measure of the underwriting performance of a health maintenance organization. A combined ratio of less than 100% indicates underwriting profitability while a combined ratio in excess of 100% indicates an underwriting loss.

                                            Year Ended December 31,
                                        1997     1996    1995    1994

Loss ratio                               88.7%   81.7%   76.2%   74.4%
Expense ratio                            14.5    16.3    18.4    17.1
                                        ------   -----   -----   -----
Combined ratio                          103.2%   98.0%   94.6%   91.6%
                                        ======   =====   =====   =====

The loss ratio is computed by dividing the net claims expense into net premium revenue. The Company's results of operations will be affected by the changes in the loss ratio. The loss ratio may vary from period to period depending principally on claims experience. The expense ratio is computed by taking the sum of the remaining operating expenses of the health maintenance organization divided by net premium revenue.

The increase in the loss ratio was due to increased utilization, increased costs for physicians and hospitals in 1997, and lower premium increases due to competitive market forces. The decrease in expense ratio is due to increased premium volume and decreased expenses in many areas due to concentrated cost-cutting efforts. See
- Comparison of Years Ended December 31, 1997 and December 31, 1996 and Comparison of Years Ended December 31, 1996 and December 31, 1995.

RESULTS OF OPERATIONS

General
The following results of operations include the operations of DAKOTACARE and its subsidiaries for the years ended December 31, 1997, 1996, and 1995.


COMPARISON OF YEARS DECEMBER 31, 1997 AND DECEMBER 31, 1996

General
The Company's net income decreased $1,150,749 to a loss of $110,108 for the year ended December 31, 1997, as compared to income of $1,040,641 for the year ended December 31, 1996, representing a 110.6% decrease. This decrease was primarily due to an increase in claims expenses of $7,550,999 which was offset by an increase of $6,155,859 in total revenues and a $592,000 decrease in income taxes.

Revenues
Total revenues increased $6,155,859, or 18.4%, for the year ended December 31, 1997, as compared to December 31, 1996. Revenues from net premiums generated by the health maintenance organization increased $5,858,240. This increase is attributable to a 19.4% increase in the number of enrollees for the year ended December 31, 1997, as compared to December 31, 1996, and a 1.1% increase in the premiums earned per enrollee. The increase in revenue per enrollee was in line with national averages. The increase in enrollees was due to the continued emphasis on small group (2 to 50 employees) business and competitive rates in relation to the local marketplace. Revenues from the third party administration fees decreased by $158,296 as enrollees participating in the Company's subsidiaries' TPA plans decreased. Investment income increased $63,400 due primarily to an increase in the amount of assets invested.

                                    South Dakota's Own DAKOTACARE  25

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (cont.)

Operating Expenses
Total operating expenses increased $7,884,842, or 24.8%, for the year ended December 31, 1997, as compared to December 31, 1996. The change was due primarily to an increase in claims incurred and commission expenses, but was offset by a reduction of professional fees.

Net claims expense increased by $7,550,999, or 32.2%. Average claims per enrollee increased by 10.4% in 1997 as compared to 1996 while the number of enrollees increased by 19.4%. Unusually high dollar claims incurred in late 1996 were paid in 1997, which caused the average claims per enrollee, claims expense and unreported claims payable to increase more than expected. Commissions expense increased by $287,783, or 23.5%, in 1997 as compared to 1996 due to the increased activity of the HMO. The Company's subsidiaries decreased the number of enrollees covered under various contracts from approximately 64,000 at January 1, 1997, to approximately 50,000 at January 1, 1998. Substantially all of the decrease occurred on renewals for January 1, 1998, which kept the 1997 overall member months similar to the member months for 1996. Professional fees expense decreased $112,579, or 10.4%, in 1997 as compared to 1996. This was primarily due to state legislation passed in 1997, which spread the cost of each five-year exam for domiciled companies to all insurance companies registered in the State. This caused a reduction in the amount of accrued exam fees needed and thus reduced the overall expense. Also, professional fees decreased by using consultants less and by performing more duties in house.

Income Taxes
Income tax expense (credits) represents 46.7% and 33.3% of income
(loss) before income taxes and minority interest for the years ended December 31, 1997 and 1996, respectively. In 1997, permanent tax differences and the effect on the tax rate brackets increased the estimated credits, thus increasing the related percentage. As a result of previous levels of pretax earnings and the availability of recoverable income taxes paid in recent years, no valuation allowance is required for recorded deferred tax assets. See Note 8 of the Notes to Consolidated Financial Statements.


COMPARISON OF YEARS DECEMBER 31, 1996 AND DECEMBER 31, 1995

General
The Company's net income decreased $749,524 to $1,040,641 for the year ended December 31, 1996, as compared to $1,790,165 for the year ended December 31, 1995, representing a 41.9% decrease. This decrease was primarily due to an increase in claims expenses of $3,120,623 which was offset by an increase of $2,912,418 in total revenues and a $284,000 decrease in income taxes.

Revenues
Total revenues increased $2,912,418, or 9.5%, for the year ended December 31, 1996, as compared to December 31, 1995. Revenues from net premiums generated by the health maintenance organization increased $2,044,586. This increase is attributable to a 23.1% increase in the number of enrollees for the year ended December 31, 1996, as compared to December 31, 1995, and a 2.1% increase in the premiums earned per enrollee. The increase in revenue per enrollee was in line with national averages. The increase in enrollees was primarily due to an emphasis on small group (2 to 50 employees) business and competitive rates in relation to the local marketplace. Revenues from the third party administration fees increased by $763,043 as the Company's subsidiaries increased the number of enrollees participating in these plans. Net investment income increased $62,481 due primarily to an increase in the amount of assets invested.

                                    South Dakota's Own DAKOTACARE  26

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (cont.)

Operating Expenses
Total operating expenses increased $3,926,989, or 14.1%, for the year ended December 31, 1996, as compared to December 31, 1995. This was due to an increase in claims incurred, personnel expense, professional fees expense, and office expense.

Net claims expense increased by $3,120,623, or 15.4%. Average claims per enrollee increased by 9.6% in 1996 as compared to 1995 while the number of enrollees increased by 23.1%. During 1996, the Company paid out $71,253 in contingency reserve payments in excess of the amount originally estimated. This amount was expensed in 1996. Personnel expense increased by $478,980, or 14.9%, in 1996 as compared to 1995 due to the increased activity of its subsidiaries and additional employees for the Company as it expands its business. The Company's subsidiaries have increased the number of enrollees covered under various contracts from approximately 60,000 at January 1, 1996, to approximately 64,000 at January 1, 1997. Professional fees expense increased $181,790, or 20.2%, in 1996 as compared to 1995. This was primarily due to increased consulting work being performed and an increase in utilization review by outside companies with increased enrollment. Office expense increased $33,735, or 5.0%, primarily due to increases for printing, postage, and telephone expenses as a result of the increase in enrollment in DAS and DHP.

Income Taxes
Income tax expense represents 33.3% and 31.24% of income before income taxes and minority interest for the years ended December 31, 1996 and 1995, respectively. As a result of existing levels of pretax earnings and the availability of recoverable income taxes paid in recent years, no valuation allowance is required for recorded deferred tax assets. See Note 8 of the Notes to Consolidated Financial Statements.



LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of cash have been premium and fee revenue, collection of premiums in advance of the claims cost associated with them, and an agreement with participating physicians in which a percentage of fees for services is withheld for cash flows of the Company. The Company in the past has had borrowings from banks and affiliated companies, but currently does not need to borrow for liquidity purposes.

Net cash provided by operating activities increased by $81,739 to $1,505,862 for the year ended December 31, 1997, as compared to 1996. Net cash provided by operating activities increased primarily due to an increase in reported and unreported claims payable and an increase in contingency reserves payable since December 31, 1996. The net cash provided by operating activities was offset by a net loss, an increase in deferred income taxes receivable, and a decrease in unearned premiums and administration fees since December 31, 1996.

Other uses of cash and cash equivalents were for the payment of dividends and purchases of leasehold improvements and equipment. The Company has invested cash not currently needed in operations into intermediate-term bonds, consisting primarily of municipal bonds and U.S. government securities. At December 31, 1997, the Company has certificates of deposit of $500,000 on deposit with the Division to meet the deposit requirements of state insurance laws.

The Company is not contractually obligated to pay out contingency reserves withheld but has historically elected to pay out a majority of amounts withheld. Typically, two years lapse from the date the contingency reserves are withheld to the date which the corresponding amounts are paid to the participating physicians.

The Company believes that cash flows generated by operations, withholding of contingency reserves, cash on hand, and short-term investment balances will be sufficient to fund operations, pay out projected contingency reserves payable, and pay dividends on the Class C common stock.

                                    South Dakota's Own DAKOTACARE  27

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (cont.)

INFLATION

A substantial portion of the Company's operating expenses consist of health care costs, which, in the general economy, have been rising at a rate greater than that of the overall Consumer Price Index. The Company believes that its cost control measures and risk sharing arrangements reduce the effect of inflation on such costs. Historically, market conditions and the regulatory environment in which the Company operates have permitted the Company to offset a portion or all of the impact of inflation on the cost of health care benefits through premium increases. If the Company was not able to continue to increase premiums, a material adverse impact on the Company's operations could result. Inflation does not have a material effect on the remainder of the Company's operating expenses.


TRENDS, EVENTS, OR UNCERTAINTIES

In recent years, there has been a trend by clients to switch to plans with higher employee cost-sharing levels in order to maintain lower premiums. As a provider of cost effective managed care plans for medium and small employers, the Company believes it is delivering products and services that address current health care reform issues. The Company will continue to evaluate its business strategy as necessary to maximize its ability to adapt to the changing health care marketplace.


The Year 2000 issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is heavily dependent on computer processing in its business activities and the Year 2000 issue creates risk for the Company from unforeseen problems in the Company's computer system and from third parties with whom the Company processes financial information. Such failures of the Company's computer system and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business. In accordance with its remediation plan to resolve the Year 2000 issue, the Company has substantially completed a preliminary review of its computer systems to identify the systems that could be affected by the Year 2000 issue. Based on the Company's review of its computer systems, management believes the cost of the remediation effort to make the systems year 2000 compliant is approximately $45,000. Management expects $30,000 and $15,000 to be incurred in 1998 and 1999, respectively. Such costs will be charged against income as they are incurred.

                                    South Dakota's Own DAKOTACARE  28

SELECTED FINANCIAL DATA

The following information for the Company is as of and for the years ended December 31, 1997, 1996, 1995, 1994, and 1993 (dollars in thousands, except per share data):

                                             Year Ended December 31,
                                    1997     1996     1995     1994     1993

Income Statement Data:
  Net premiums                     $34,754  $28,688  $26,643  $26,790  $24,936
  Third party administration fees    3,628    3,786    3,023    1,143      462
  Investment income                    615      552      489      321      208
  Total revenues                    39,581   33,425   30,513   28,497   25,790
  Net claims incurred               30,976   23,425   20,305   19,937   19,046
  Other operating expenses           8,727    8,393    7,587    5,609    4,640

  Income (loss) before
    income taxes                      (122)   1,607    2,621    2,951    2,103

  Net income (loss)                   (110)   1,041    1,790    1,906    1,433
                                   ======== ======== ======== ======== ========

Earnings (loss) per common share(1) $ (.07)  $ 0.69  $  1.19  $  1.27  $  1.08
                                   ======== ======== ======== ======== ========

Balance Sheet Data:
  Invested assets and cash         $10,981  $ 9,874  $ 8,843  $ 7,804  $ 5,882
  Total assets                      14,011   12,777   11,425    9,803    7,568
  Reported and unreported
    claims payable                   4,164    3,188    2,710    2,864    2,558
  Contingency reserves payable       2,964    2,105    1,955    1,697    1,635
  Long-term debt (including
    current maturities)                 --       --       --       --      572
  Total liabilities                  8,807    7,137    6,545    6,432    5,667
    Stockholders' Equity             5,204    5,640    4,880    3,372    1,901



(1) Earnings per common share for 1995 and prior years have been restated from amounts previously reported to give retroactive effect to the recapitalization discussed in Note 9 of the Notes to Consolidated Financial Statements. Earnings(loss) per common share is calculated in accordance with the provisions of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share", which was effective for 1997. This Statement establishes standards for computing and presenting earnings(loss) per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of an income statement for all entities with complex capital structures. This Statement requires restatement of all prior-period EPS data presented. All references to earnings (loss) per share are to basic earnings
(loss) per share. No restatement of EPS was necessary as a result of the application of Statement No. 128. Earnings (loss) per common share was calculated by dividing net income by the weighted average number of Class C common shares outstanding during each period as follows: 1997 1,505,760 shares; 1996 1,505,760 shares; 1995 1,505,760 shares; 1994 1,505,760 shares;
and 1993 1,329,373 shares.

                                    South Dakota's Own DAKOTACARE  29

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

FRANK D. MESSNER, M.D., President        BEN J. HENDERSON, D.O.
Yankton Radiology, Radiologist           Mobridge Medical Center, Internist

MR. PATRICK BECKMAN, Vice President      K. GENE KOOB, M.D.
Beckman Realty and Development           Neurology Associates, Neurologist
Corporation, Owner

GUY E. TAM, M.D., Secretary/Treasurer    JOHN E. RITTMANN, M.D.
Central Plains Clinic, Family Practioner Brown Clinic, Family Practitioner

JAMES ENGELBRECHT, M.D.                  MR. JEFFREY J. RODMAN
Drs. Engelbrecht & Weaver,               South Dakota Bankers Association,
Rheumatologist                           Executive Vice President

ROBERT L. FERRELL, M.D.
Drs. Ferrell and Gunderson, Otology,
Laryngology, Rhinology

EXECUTIVE OFFICERS

MR. ROBERT D. JOHNSON,                   MS. ELIZABETH MENDELSON,
Chief Executive Officer                  Vice President, Underwriting

MR. KIRK J. ZIMMER,                      Ms. BARBARA A. SMITH,
Senior Vice President                    Vice President, Operations

WILLIAM O. ROSSING, M.D.,                MR. THOMAS N. NICHOLSON,
Vice President, Medical Director         Vice President, Sales and Marketing

MS. SHARON DUNCAN,                       MR. BRUCE E. HANSON,
Vice President, System Operations        Vice President, Finance

MR. DEAN KROGMAN,                        MR. BRIAN E. MEYER,
Vice President, External Operations      Vice President, Information Systems

                                    South Dakota's Own DAKOTACARE  30

SHAREHOLDER INFORMATION

CORPORATE HEADQUARTERS

DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD   57105
(605) 334-4000

INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP
Sioux Falls, South Dakota

CORPORATE COUNSEL

Securities Matters:
Gray, Plant, Mooty, Mooty & Bennett, P.A.
Minneapolis, Minnesota

General Matters:
Zimmer, Duncan and Cole
Parker, South Dakota

TRANSFER AGENT

The First National Bank in Sioux Falls
Sioux Falls, South Dakota

FORM 10-K

The Company has filed an annual report with the Securities and Exchange Commission on form 10-K. Shareholders may obtain a copy of this report, without charge, by writing:

     Inverstors Relations
     DAKOTACARE
     1323 South Minnesota Avenue
     Sioux Falls, SD  57105

ANNUAL MEETING

The annual meeting of shareholders will be held at the Rushmore Plaza Holiday Inn and Civic Center, Rapid City, South Dakota, on Thursday June 4, 1998, at 9:15 a.m.

INTERNET ADDRESS

To access information about DAKOTACARE, including directories and product and service information, visit our home page via the internet. Our address is www.dakotacare.com

                                    South Dakota's Own DAKOTACARE  31

AGENT DIRECTORY

Our statewide network of 18 exclusive DAKOTACARE sales agencies assures that our clients receive the local attention to service that they desire.

1 KARLEN AND ASSOCIATES                   10 BOB CLARK INSURANCE, INC.
  Aberdeen, SD (605)225-9011                 Pierre, SD (605)224-4049

2 JENSEN INSURANCE AND REAL ESTATE        11 BOB CLARK INSURANCE, INC.
  Beresford, SD (605)763-2675                Rapid City, SD (605)348-7410

3 DELLA TSCHETTER                         12 TIMOTHY KATTKE
  Brookings, SD (605)692-2078                Redfield, SD (605)472-1445

4 FLANAGAN AGENCY                         13 WILLIAMS INSURANCE AGENCY
  Huron, SD (605)352-3512                    Sioux Falls, SD (605)336-0940

5 KUNDERT-WILLIAMS INSURANCE AGENCY       14 WOLLMAN INSURANCE AGENCY
  Madison, SD (605)256-6608                  Sioux Falls, SD (605)334-0004

6 INVESTMENT CENTERS OF SOUTH DAKOTA      15 ROYAL F. KOCH AGENCY
  Mitchell, SD (605)996-7171                 Tyndall, SD (605)589-3572

7 OAHE AGENCY                             16 KINSMAN INSURANCE AGENCY
  Mobridge, SD (605)845-2649                 Watertown, SD (605)886-4911

8 INSURANCE ASSOCIATES                    17 STOUDT'S INSURANCE AGENCY, INC.
  Platte, SD (605)337-2628                   Watertown, SD (605)886-9719

9 ASHEIM & ASSOCIATES INSURANCE AGENCY    18 CIHAK INSURANCE
  Pierre, SD (605)224-1633                   Yankton, SD (605)665-9393

                                    South Dakota's Own DAKOTACARE  32

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